UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 7, 2008
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2250 Lakeside Boulevard
Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stock Option Grants
     On March 7, 2008, the MetroPCS Communications, Inc. (the “Company”) Board of Directors approved stock option grants to certain executive officers of the Company under the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (the “2004 Plan”) as follows:

Name	Position	Number of Options	Vesting Schedule[1]
Roger D. Linquist	President and Chief Executive Officer	1,245,000	4 years

Thomas C. Keys	Chief Operating Officer	565,120	4 years

J. Braxton Carter	Executive Vice President and Chief Financial Officer	250,000	4 years

Mark A. Stachiw	Executive Vice President, General Counsel and Secretary	185,000	4 years

Robert A. Young	Senior Vice President, Market Operations, Northeast	130,000	4 years

Malcolm L. Lorang	Senior Vice President and Chief Technology Officer	32,500	1 year[2]
     All of the stock option grants approved by the Board of Directors on March 7, 2008 have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date, $16.20 per share.
     2008 Annual Cash Incentive Performance Awards
     On March 7, 2008, the Company’s Board of Directors approved cash performance awards for fiscal year 2008 under the 2004 Plan based on 2008 business metrics approved by the Board of Directors. These performance awards will be paid in early 2009 to Company executive officers, including the named executive officers, based on individual and Company performance against the 2008 approved metrics as described below.

[1]	Unless otherwise indicated, (i) one quarter of the options vest and become exercisable on March 7, 2009 and (ii) beginning on March 7, 2009, 1/36 of the remaining options vest and become exercisable on the seventh day of each successive month.

[2]	With respect to this grant, beginning on April 7, 2008, 1/12 of the options vest and become exercisable on the seventh day of each successive month.

     The following table sets forth the Board of Director approved weighting, shown as a percentage of the total cash performance award, of the individual measures and the company/team performance measures that will be used to determine cash performance award payments to the Company’s executive officers, including the named executive officers, for the fiscal year ending December 31, 2008:

		Percentage of Cash Performance
2008 Measures		Award
	• Gross margin
	• Adjusted EBITDA per average subscriber
Company/team	• Net additions	70%
performance	• Capital expenditures per ending subscriber
	• New market milestones
	• Discretionary
Individual performance		30%
     The Board of Directors also approved targets for the individual performance and company/team performance measures that would result in varying levels of cash payments under the cash performance awards. The following table sets forth the target and maximum payment opportunities for cash performance awards to the named executive officers previously approved by the Board of Directors as a percentage of annual base salary at corresponding levels of performance against the Company’s goals for the fiscal year ending December 31, 2008:

2008 Cash Performance Award Payout Level
Based on Goal Achievement
Maximum
		At 100% (Target)	performance
Roger D. Linquist	President and Chief Executive Officer	140% of base salary	280% of base salary

Thomas C. Keys	Chief Operating Officer	85% of base salary	170% of base salary

J. Braxton Carter	Executive Vice President and Chief Financial Officer	75% of base salary	150% of base salary

Mark A. Stachiw	Executive Vice President, General Counsel and Secretary	75% of base salary	150% of base salary

Robert A. Young	Senior Vice President, Market Operations, Northeast	75% of base salary	150% of base salary

Malcolm L. Lorang	Senior Vice President and Chief Technology Officer	65% of base salary	130% of base salary

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: March 13, 2008	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO